Exhibit 99.1

For Immediate Release

Contact:	Ken Bond	Deborah Hellinger
	Oracle Investor Relations	Oracle Corporate Communications
	1.650.607.0349	1.212.508.7935
	ken.bond@oracle.com	deborah.hellinger@oracle.com

Oracle Announces Fiscal 2020 Third Quarter Financial Results

•	Q3 FY20 GAAP EPS up 4% to $0.79 and Non-GAAP EPS up 11% to $0.97
•	Total Revenues of $9.8 billion, up 2% year-over-year and 3% in constant currency
•	Cloud Services & License Support Revenues of $6.9 billion, up 4% year-over-year and 5% in constant currency
•	Fusion ERP Cloud Revenues up 37% year-over-year and 38% in constant currency
•	The Board of Directors increased the authorization for share repurchases by $15.0 billion

REDWOOD SHORES, Calif., March 12, 2020 -- Oracle Corporation (NYSE: ORCL) today announced fiscal 2020 Q3 results. Total Revenues were $9.8 billion, up 2% in USD and 3% in constant currency compared to Q3 last year. Cloud Services and License Support revenues were $6.9 billion, up 4% in USD and 5% in constant currency. Cloud License and On-Premise License revenues were $1.2 billion.

GAAP Operating Income was up 4% to $3.5 billion, and GAAP Operating Margin was 36%. Non-GAAP Operating Income was up 2% to $4.4 billion, and non-GAAP Operating Margin was 44%. GAAP Net Income was $2.6 billion, and non-GAAP Net Income was $3.2 billion. GAAP Earnings Per Share was up 4% to $0.79, while non-GAAP Earnings Per Share was up 11% to $0.97.

Short-term Deferred Revenues were $7.8 billion. Operating Cash Flow was $13.9 billion during the trailing twelve months.

"We had an extremely strong quarter with Total Revenues growing 3% in constant currency,” said Oracle CEO, Safra Catz. “Subscription revenues, made up of Cloud Services and License Support revenues, grew 5% in constant currency. These consistently growing and recurring subscription revenues now account for 71% of total company revenues, thus enabling a sequential increase in our operating margin, and double-digit non-GAAP Earnings Per Share growth in Q3.”

"The Oracle Autonomous Database, the world’s only fully autonomous data management system, can automatically patch security vulnerabilities while running; it keeps your data safe,” said Oracle Chairman and CTO, Larry Ellison. “Oracle Autonomous Database is also both serverless and elastic. It’s the only database that can instantaneously scale itself to an optimal level of CPU and IO resources. You only pay for what you use. Security and economy are two fundamental reasons why thousands of customers are now using the revolutionary new Oracle Autonomous Database in our Generation 2 Public Cloud.”

The Board of Directors increased the authorization for share repurchases by $15.0 billion. The Board of Directors also declared a quarterly cash dividend of $0.24 per share of outstanding common stock. This dividend will be paid to stockholders of record as of the close of business on April 9, 2020, with a payment date of April 23, 2020.

Q3 Fiscal 2020 Earnings Conference Call and Webcast

Oracle will hold a conference call and webcast today to discuss these results at 2:00 p.m. Pacific. You may listen to the call by dialing (816) 287-5563, Passcode: 425392. To access the live webcast, please visit the Oracle Investor Relations website at http://www.oracle.com/investor. In addition, Oracle’s Q3 results and fiscal 2020 financial tables are available on the Oracle Investor Relations website.

A replay of the conference call will also be available by dialing (855) 859-2056 or (404) 537-3406, Passcode: 5995463.

About Oracle

The Oracle Cloud offers a complete suite of integrated applications for Sales, Service, Marketing, Human Resources, Finance, Supply Chain and Manufacturing, plus Highly-Automated and Secure Generation 2 Infrastructure featuring the Oracle Autonomous Database. For more information about Oracle (NYSE:ORCL), visit us at www.oracle.com or contact Investor Relations at investor_us@oracle.com or (650) 506-4073.

# # #

Trademarks

Oracle and Java are registered trademarks of Oracle and/or its affiliates. Other names may be trademarks of their respective owners.

"Safe Harbor" Statement: Statements in this press release relating to Oracle's future plans, expectations, beliefs, intentions and prospects, including statements regarding the growth of our subscription business and our Autonomous Database business, are "forward-looking statements" and are subject to material risks and uncertainties. Many factors could affect our current expectations and our actual results, and could cause actual results to differ materially. We presently consider the following to be among the important factors that could cause actual results to differ materially from expectations: (1) Our success depends upon our ability to develop new products and services, integrate acquired products and services and enhance our existing products and services. (2) Our cloud strategy, including our Oracle Software-as-a-Service and Infrastructure-as-a-Service offerings, may adversely affect our revenues and profitability. (3) We might experience significant coding, manufacturing or configuration errors in our cloud, license and hardware offerings. (4) If the security measures for our products and services are compromised and as a result, our customers' data or our IT systems are accessed improperly, made unavailable, or improperly modified, our products and services may be perceived as vulnerable, our brand and reputation could be damaged, the IT services we provide to our customers could be disrupted, and customers may stop using our products and services, all of which could reduce our revenue and earnings, increase our expenses and expose us to legal claims and regulatory actions. (5) Our business practices with respect to data could give rise to operational interruption, liabilities or reputational harm as a result of governmental regulation, legal requirements or industry standards relating to consumer privacy and data protection. (6) Economic, political and market conditions can adversely affect our business, results of operations and financial condition, including our revenue growth and profitability, which in turn could adversely affect our stock price. (7) Our international sales and operations subject us to additional risks that can adversely affect our operating results. (8) Acquisitions present many risks and we may not achieve the financial and strategic goals that were contemplated at the time of a transaction. A detailed discussion of these factors and other risks that affect our business is contained in our SEC filings, including our most recent reports on Form 10-K and Form 10-Q, particularly under the heading "Risk Factors." Copies of these filings are available online from the SEC or by contacting Oracle Corporation's Investor Relations Department at (650) 506-4073 or by clicking on SEC Filings on Oracle’s Investor Relations website at http://www.oracle.com/investor. All information set forth in this press release is current as of March 12, 2020. Oracle undertakes no duty to update any statement in light of new information or future events.

ORACLE CORPORATION

Q3 FISCAL 2020 FINANCIAL RESULTS

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

($ in millions, except per share data)

	Three Months Ended				% Increase	% Increase (Decrease)
	February 29, 2020	% of Revenues	February 28, 2019	% of Revenues	(Decrease) in US $	in Constant Currency (1)
REVENUES
Cloud services and license support	$6,930	71%	$6,662	69%	4%	5%
Cloud license and on-premise license	1,231	12%	1,251	13%	(2%)	0%
Hardware	857	9%	915	10%	(6%)	(5%)
Services	778	8%	786	8%	(1%)	0%
Total revenues	9,796	100%	9,614	100%	2%	3%
OPERATING EXPENSES
Cloud services and license support	991	10%	937	10%	6%	7%
Hardware	271	3%	339	4%	(20%)	(19%)
Services	702	7%	700	7%	0%	2%
Sales and marketing	2,049	21%	2,051	21%	0%	1%
Research and development	1,500	15%	1,426	15%	5%	5%
General and administrative	288	3%	316	3%	(9%)	(8%)
Amortization of intangible assets	400	4%	407	4%	(2%)	(2%)
Acquisition related and other	7	0%	(4)	0%	297%	295%
Restructuring	60	1%	43	1%	42%	47%
Total operating expenses	6,268	64%	6,215	65%	1%	2%
OPERATING INCOME	3,528	36%	3,399	35%	4%	5%
Interest expense	(456)	(5%)	(509)	(5%)	(10%)	(10%)
Non-operating income, net	4	0%	198	2%	(98%)	(99%)
INCOME BEFORE PROVISION FOR INCOME TAXES	3,076	31%	3,088	32%	0%	1%
Provision for income taxes	505	5%	343	4%	47%	47%
NET INCOME	$2,571	26%	$2,745	28%	(6%)	(5%)
EARNINGS PER SHARE:
Basic	$0.81		$0.78
Diluted	$0.79		$0.76
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	3,190		3,526
Diluted	3,271		3,617

(1)

We compare the percent change in the results from one period to another period using constant currency disclosure. We present constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the exchange rates in effect on May 31, 2019, which was the last day of our prior fiscal year, rather than the actual exchange rates in effect during the respective periods. Movements in international currencies relative to the United States dollar during the three months ended February 29, 2020 compared with the corresponding prior year period decreased our revenues by 1 percentage point, operating expenses by 1 percentage point and operating income by 1 percentage point.

ORACLE CORPORATION

Q3 FISCAL 2020 FINANCIAL RESULTS

RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES (1)

($ in millions, except per share data)

	Three Months Ended						% Increase (Decrease) in US $		% Increase (Decrease) in Constant Currency (2)
	February 29, 2020 GAAP	Adj.	February 29, 2020 Non-GAAP	February 28, 2019 GAAP	Adj.	February 28, 2019 Non-GAAP	GAAP	Non-GAAP	GAAP	Non-GAAP
TOTAL REVENUES	$9,796	$1	$9,797	$9,614	$4	$9,618	2%	2%	3%	3%
Cloud services and license support	6,930	1	6,931	6,662	4	6,666	4%	4%	5%	5%
TOTAL OPERATING EXPENSES	$6,268	$(828)	$5,440	$6,215	$(873)	$5,342	1%	2%	2%	3%
Stock-based compensation (3)	361	(361)	—	427	(427)	—	(15%)	*	(15%)	*
Amortization of intangible assets (4)	400	(400)	—	407	(407)	—	(2%)	*	(2%)	*
Acquisition related and other	7	(7)	—	(4)	4	—	297%	*	295%	*
Restructuring	60	(60)	—	43	(43)	—	42%	*	47%	*
OPERATING INCOME	$3,528	$829	$4,357	$3,399	$877	$4,276	4%	2%	5%	3%
OPERATING MARGIN %	36%		44%	35%		44%	65 bp.	1 bp.	78 bp.	6 bp.
INCOME TAX EFFECTS (5)	$505	$240	$745	$343	$466	$809	47%	(8%)	47%	(7%)
NET INCOME	$2,571	$589	$3,160	$2,745	$411	$3,156	(6%)	0%	(5%)	1%
DILUTED EARNINGS PER SHARE	$0.79		$0.97	$0.76		$0.87	4%	11%	5%	12%
DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	3,271	—	3,271	3,617	—	3,617	(10%)	(10%)	(10%)	(10%)

(1)

This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations on the usefulness of these measures, please see Appendix A.

(2)

We compare the percent change in the results from one period to another period using constant currency disclosure. We present constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the exchange rates in effect on May 31, 2019, which was the last day of our prior fiscal year, rather than the actual exchange rates in effect during the respective periods.

(3)	Stock-based compensation was included in the following GAAP operating expense categories:

	Three Months Ended February 29, 2020			Three Months Ended February 28, 2019
	GAAP	Adj.	Non-GAAP	GAAP	Adj.	Non-GAAP
Cloud services and license support	$22	$(22)	$—	$26	$(26)	$—
Hardware	3	(3)	—	2	(2)	—
Services	14	(14)	—	12	(12)	—
Sales and marketing	67	(67)	—	89	(89)	—
Research and development	238	(238)	—	254	(254)	—
General and administrative	17	(17)	—	44	(44)	—
Total stock-based compensation	$361	$(361)	$—	$427	$(427)	$—

(4)	Estimated future annual amortization expense related to intangible assets as of February 29, 2020 was as follows:

Remainder of fiscal 2020	$366
Fiscal 2021	1,345
Fiscal 2022	1,097
Fiscal 2023	674
Fiscal 2024	445
Fiscal 2025	126
Thereafter	35
Total intangible assets, net	$4,088

(5)

Income tax effects were calculated reflecting an effective GAAP tax rate of 16.4% and 11.1% in the third quarter of fiscal 2020 and 2019, respectively, and an effective non-GAAP tax rate of 19.1% and 20.4% in the third quarter of fiscal 2020 and 2019, respectively. The difference in our GAAP and non-GAAP tax rates in the third quarter of fiscal 2020 was primarily due to the net tax effects on stock-based compensation expense and acquisition related items, including the tax effects of amortization of intangible assets. The difference between our GAAP and non-GAAP tax rates in the third quarter of fiscal 2019 was primarily due to adjustments in our estimates for the one-time effects of the U.S. Tax Cuts and Jobs Act of 2017 (refer to Appendix A for additional information), the net tax effects on stock-based compensation expense, and acquisition related items, including the tax effects of amortization of intangible assets.

*	Not meaningful

ORACLE CORPORATION

Q3 FISCAL 2020 YEAR TO DATE FINANCIAL RESULTS

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

($ in millions, except per share data)

	Nine Months Ended				% Increase	% Increase (Decrease)
	February 29, 2020	% of Revenues	February 28, 2019	% of Revenues	(Decrease) in US $	in Constant Currency (1)
REVENUES
Cloud services and license support	$20,546	72%	$19,908	70%	3%	4%
Cloud license and on-premise license	3,169	11%	3,334	12%	(5%)	(4%)
Hardware	2,542	9%	2,711	10%	(6%)	(5%)
Services	2,372	8%	2,416	8%	(2%)	(1%)
Total revenues	28,629	100%	28,369	100%	1%	2%
OPERATING EXPENSES
Cloud services and license support	2,994	11%	2,807	10%	7%	8%
Hardware	828	3%	998	4%	(17%)	(16%)
Services	2,147	8%	2,127	7%	1%	2%
Sales and marketing	6,135	21%	6,191	22%	(1%)	0%
Research and development	4,588	16%	4,464	16%	3%	3%
General and administrative	903	3%	935	3%	(3%)	(3%)
Amortization of intangible assets	1,221	4%	1,265	4%	(3%)	(3%)
Acquisition related and other	44	0%	29	0%	54%	55%
Restructuring	181	1%	275	1%	(34%)	(33%)
Total operating expenses	19,041	67%	19,091	67%	0%	1%
OPERATING INCOME	9,588	33%	9,278	33%	3%	5%
Interest expense	(1,416)	(5%)	(1,557)	(5%)	(9%)	(9%)
Non-operating income, net	195	1%	681	2%	(71%)	(72%)
INCOME BEFORE PROVISION FOR INCOME TAXES	8,367	29%	8,402	30%	0%	1%
Provision for income taxes	1,348	4%	1,059	4%	27%	27%
NET INCOME	$7,019	25%	$7,343	26%	(4%)	(3%)
EARNINGS PER SHARE:
Basic	$2.16		$1.98
Diluted	$2.10		$1.93
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	3,251		3,716
Diluted	3,337		3,811

(1)

We compare the percent change in the results from one period to another period using constant currency disclosure. We present constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the exchange rates in effect on May 31, 2019, which was the last day of our prior fiscal year, rather than the actual exchange rates in effect during the respective periods. Movements in international currencies relative to the United States dollar during the nine months ended February 29, 2020 compared with the corresponding prior year period decreased our revenues by 1 percentage point, operating expenses by 1 percentage point and operating income by 2 percentage points.

ORACLE CORPORATION

Q3 FISCAL 2020 YEAR TO DATE FINANCIAL RESULTS

RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES (1)

($ in millions, except per share data)

	Nine Months Ended						% Increase (Decrease) in US $		% Increase (Decrease) in Constant Currency (2)
	February 29, 2020 GAAP	Adj.	February 29, 2020 Non-GAAP	February 28, 2019 GAAP	Adj.	February 28, 2019 Non-GAAP	GAAP	Non-GAAP	GAAP	Non-GAAP
TOTAL REVENUES	$28,629	$3	$28,632	$28,369	$17	$28,386	1%	1%	2%	2%
Cloud services and license support	20,546	3	20,549	19,908	17	19,925	3%	3%	4%	4%
TOTAL OPERATING EXPENSES	$19,041	$(2,650)	$16,391	$19,091	$(2,828)	$16,263	0%	1%	1%	2%
Stock-based compensation (3)	1,204	(1,204)	—	1,259	(1,259)	—	(4%)	*	(4%)	*
Amortization of intangible assets (4)	1,221	(1,221)	—	1,265	(1,265)	—	(3%)	*	(3%)	*
Acquisition related and other	44	(44)	—	29	(29)	—	54%	*	55%	*
Restructuring	181	(181)	—	275	(275)	—	(34%)	*	(33%)	*
OPERATING INCOME	$9,588	$2,653	$12,241	$9,278	$2,845	$12,123	3%	1%	5%	2%
OPERATING MARGIN %	33%		43%	33%		43%	79 bp.	5 bp.	92 bp.	10 bp.
INCOME TAX EFFECTS (5)	$1,348	$769	$2,117	$1,059	$1,122	$2,181	27%	(3%)	27%	(2%)
NET INCOME	$7,019	$1,884	$8,903	$7,343	$1,723	$9,066	(4%)	(2%)	(3%)	(1%)
DILUTED EARNINGS PER SHARE	$2.10		$2.67	$1.93		$2.38	9%	12%	11%	14%
DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	3,337	—	3,337	3,811	—	3,811	(12%)	(12%)	(12%)	(12%)

(1)

This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations on the usefulness of these measures, please see Appendix A.

(2)

We compare the percent change in the results from one period to another period using constant currency disclosure. We present constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the exchange rates in effect on May 31, 2019, which was the last day of our prior fiscal year, rather than the actual exchange rates in effect during the respective periods.

(3)	Stock-based compensation was included in the following GAAP operating expense categories:

	Nine Months Ended February 29, 2020			Nine Months Ended February 28, 2019
	GAAP	Adj.	Non-GAAP	GAAP	Adj.	Non-GAAP
Cloud services and license support	$83	$(83)	$—	$74	$(74)	$—
Hardware	8	(8)	—	7	(7)	—
Services	42	(42)	—	37	(37)	—
Sales and marketing	192	(192)	—	278	(278)	—
Research and development	781	(781)	—	732	(732)	—
General and administrative	98	(98)	—	131	(131)	—
Total stock-based compensation	$1,204	$(1,204)	$—	$1,259	$(1,259)	$—

(4)	Estimated future annual amortization expense related to intangible assets as of February 29, 2020 was as follows:

Remainder of fiscal 2020	$366
Fiscal 2021	1,345
Fiscal 2022	1,097
Fiscal 2023	674
Fiscal 2024	445
Fiscal 2025	126
Thereafter	35
Total intangible assets, net	$4,088

(5)

Income tax effects were calculated reflecting an effective GAAP tax rate of 16.1% and 12.6% in the first nine months of fiscal 2020 and 2019, respectively, and an effective non-GAAP tax rate of 19.2% and 19.4% in the first nine months of fiscal 2020 and 2019, respectively. The difference between our GAAP and non-GAAP tax rates in the first nine months of fiscal 2020 was primarily due to the net tax effects on stock-based compensation expense and acquisition related items, including the tax effects of amortization of intangible assets. The difference between our GAAP and non-GAAP tax rates in the first nine months of fiscal 2019 was primarily due to adjustments in our estimates for the one-time effects of the U.S. Tax Cuts and Jobs Act of 2017 (refer to Appendix A for additional information), the net tax effects on stock-based compensation expense, and acquisition related items, including the tax effects of amortization of intangible assets.

*	Not meaningful

ORACLE CORPORATION

Q3 FISCAL 2020 FINANCIAL RESULTS

CONDENSED CONSOLIDATED BALANCE SHEETS

($ in millions)

	February 29, 2020	May 31, 2019
ASSETS
Current Assets:
Cash and cash equivalents	$23,829	$20,514
Marketable securities	2,029	17,313
Trade receivables, net	4,162	5,134
Prepaid expenses and other current assets	3,422	3,425
Total Current Assets	33,442	46,386
Non-Current Assets:
Property, plant and equipment, net	6,248	6,252
Intangible assets, net	4,088	5,279
Goodwill, net	43,781	43,779
Deferred tax assets	2,883	2,696
Other non-current assets	6,262	4,317
Total Non-Current Assets	63,262	62,323
TOTAL ASSETS	$96,704	$108,709
LIABILITIES AND EQUITY
Current liabilities:
Notes payable, current	$2,355	$4,494
Accounts payable	533	580
Accrued compensation and related benefits	1,317	1,628
Deferred revenues	7,814	8,374
Other current liabilities	3,721	3,554
Total Current Liabilities	15,740	18,630
Non-Current Liabilities:
Notes payable and other borrowings, non-current	49,320	51,673
Income taxes payable	13,168	13,295
Other non-current liabilities	3,595	2,748
Total Non-Current Liabilities	66,083	67,716
Equity	14,881	22,363
TOTAL LIABILITIES AND EQUITY	$96,704	$108,709

ORACLE CORPORATION

Q3 FISCAL 2020 FINANCIAL RESULTS

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

($ in millions)

	Nine Months Ended
	February 29, 2020	February 28, 2019
Cash Flows From Operating Activities:
Net income	$7,019	$7,343
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	1,025	900
Amortization of intangible assets	1,221	1,265
Deferred income taxes	(398)	(741)
Stock-based compensation	1,204	1,259
Other, net	167	144
Changes in operating assets and liabilities, net of effects from acquisitions:
Decrease in trade receivables, net	946	1,106
Decrease in prepaid expenses and other assets	718	168
Decrease in accounts payable and other liabilities	(1,035)	(647)
Decrease in income taxes payable	(789)	(410)
Decrease in deferred revenues	(553)	(258)
Net cash provided by operating activities	9,525	10,129
Cash Flows From Investing Activities:
Purchases of marketable securities and other investments	(399)	(1,310)
Proceeds from maturities of marketable securities and other investments	3,165	10,210
Proceeds from sales of marketable securities	12,575	11,328
Acquisitions, net of cash acquired	(111)	(330)
Capital expenditures	(1,131)	(1,247)
Net cash provided by investing activities	14,099	18,651
Cash Flows From Financing Activities:
Payments for repurchases of common stock	(13,935)	(29,887)
Proceeds from issuances of common stock	1,232	1,468
Shares repurchased for tax withholdings upon vesting of restricted stock-based awards	(624)	(455)
Payments of dividends to stockholders	(2,330)	(2,126)
Repayments of borrowings	(4,500)	(4,500)
Other, net	(108)	(95)
Net cash used for financing activities	(20,265)	(35,595)
Effect of exchange rate changes on cash and cash equivalents	(44)	(85)
Net increase (decrease) in cash and cash equivalents	3,315	(6,900)
Cash and cash equivalents at beginning of period	20,514	21,620
Cash and cash equivalents at end of period	$23,829	$14,720

ORACLE CORPORATION

Q3 FISCAL 2020 FINANCIAL RESULTS

FREE CASH FLOW - TRAILING 4-QUARTERS (1)

($ in millions)

	Fiscal 2019				Fiscal 2020
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4

GAAP Operating Cash Flow	$15,542	$15,238	$14,789	$14,551	$13,829	$13,796	$13,947

Capital Expenditures	(1,646)	(1,468)	(1,625)	(1,660)	(1,663)	(1,591)	(1,544)

Free Cash Flow	$13,896	$13,770	$13,164	$12,891	$12,166	$12,205	$12,403

% Growth over prior year	10%	10%	(1%)	(6%)	(12%)	(11%)	(6%)

GAAP Net Income	$3,708	$3,827	$10,619	$11,083	$10,955	$10,933	$10,759

Free Cash Flow as a % of Net Income	375%	360%	124%	116%	111%	112%	115%

(1)

To supplement our statements of cash flows presented on a GAAP basis, we use non-GAAP measures of cash flows on a trailing 4-quarter basis to analyze cash flow generated from operations. We believe free cash flow is also useful as one of the bases for comparing our performance with our competitors. The presentation of non-GAAP free cash flow is not meant to be considered in isolation or as an alternative to net income as an indicator of our performance, or as an alternative to cash flows from operating activities as a measure of liquidity.

ORACLE CORPORATION

Q3 FISCAL 2020 FINANCIAL RESULTS

SUPPLEMENTAL ANALYSIS OF GAAP REVENUES (1)

($ in millions)

	Fiscal 2019					Fiscal 2020
	Q1	Q2	Q3	Q4	TOTAL	Q1	Q2	Q3	Q4	TOTAL
REVENUES BY OFFERINGS
Cloud services and license support	$6,609	$6,637	$6,662	$6,799	$26,707	$6,805	$6,811	$6,930		$20,546
Cloud license and on-premise license	867	1,217	1,251	2,520	5,855	812	1,126	1,231		3,169
Hardware	904	891	915	994	3,704	815	871	857		2,542
Services	813	817	786	823	3,240	786	806	778		2,372
Total revenues	$9,193	$9,562	$9,614	$11,136	$39,506	$9,218	$9,614	$9,796		$28,629
AS REPORTED REVENUE GROWTH RATES
Cloud services and license support	3%	3%	1%	0%	2%	3%	3%	4%		3%
Cloud license and on-premise license	(3%)	(9%)	(4%)	12%	1%	(6%)	(7%)	(2%)		(5%)
Hardware	(4%)	(5%)	(8%)	(11%)	(7%)	(10%)	(2%)	(6%)		(6%)
Services	(5%)	(5%)	(1%)	(7%)	(5%)	(3%)	(1%)	(1%)		(2%)
Total revenues	1%	0%	(1%)	1%	0%	0%	1%	2%		1%
CONSTANT CURRENCY GROWTH RATES (2)
Cloud services and license support	4%	5%	4%	3%	4%	4%	4%	5%		4%
Cloud license and on-premise license	0%	(6%)	0%	15%	4%	(6%)	(7%)	0%		(4%)
Hardware	(3%)	(3%)	(4%)	(8%)	(5%)	(9%)	(1%)	(5%)		(5%)
Services	(4%)	(2%)	3%	(4%)	(2%)	(2%)	0%	0%		(1%)
Total revenues	2%	2%	3%	4%	3%	2%	1%	3%		2%
CLOUD SERVICES AND LICENSE SUPPORT REVENUES BY ECOSYSTEM
Applications cloud services and license support	$2,580	$2,621	$2,637	$2,716	$10,553	$2,704	$2,753	$2,809		$8,265
Infrastructure cloud services and license support	4,029	4,016	4,025	4,083	16,154	4,101	4,058	4,121		12,281
Total cloud services and license support	$6,609	$6,637	$6,662	$6,799	$26,707	$6,805	$6,811	$6,930		$20,546
AS REPORTED REVENUE GROWTH RATES
Applications cloud services and license support	6%	6%	6%	3%	5%	5%	5%	6%		5%
Infrastructure cloud services and license support	1%	1%	(2%)	(1%)	0%	2%	1%	2%		2%
Total cloud services and license support	3%	3%	1%	0%	2%	3%	3%	4%		3%
CONSTANT CURRENCY GROWTH RATES (2)
Applications cloud services and license support	7%	7%	8%	5%	7%	6%	6%	7%		6%
Infrastructure cloud services and license support	3%	3%	2%	2%	2%	3%	2%	4%		3%
Total cloud services and license support	4%	5%	4%	3%	4%	4%	4%	5%		4%
GEOGRAPHIC REVENUES
Americas	$5,161	$5,243	$5,266	$6,184	$21,856	$5,150	$5,304	$5,363		$15,817
Europe/Middle East/Africa	2,576	2,782	2,781	3,132	11,270	2,553	2,695	2,835		8,083
Asia Pacific	1,456	1,537	1,567	1,820	6,380	1,515	1,615	1,598		4,729
Total revenues	$9,193	$9,562	$9,614	$11,136	$39,506	$9,218	$9,614	$9,796		$28,629

(1)	The sum of the quarterly information presented may vary from the year-to-date information presented due to rounding.
(2)

We compare the percent change in the results from one period to another period using constant currency disclosure. We present constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the exchange rates in effect on May 31, 2019 and 2018 for the fiscal 2020 and fiscal 2019 constant currency growth rate calculations presented, respectively, rather than the actual exchange rates in effect during the respective periods.

APPENDIX A

ORACLE CORPORATION

Q3 FISCAL 2020 FINANCIAL RESULTS

EXPLANATION OF NON-GAAP MEASURES

To supplement our financial results presented on a GAAP basis, we use the non-GAAP measures indicated in the tables, which exclude certain business combination accounting entries and expenses related to acquisitions, as well as other significant expenses including stock-based compensation, that we believe are helpful in understanding our past financial performance and our future results. Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. Our management regularly uses our supplemental non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions. These non-GAAP measures are among the primary factors management uses in planning for and forecasting future periods. Compensation of our executives is based in part on the performance of our business based on these non-GAAP measures. Our non-GAAP financial measures reflect adjustments based on the following items, as well as the related income tax effects related to each of the below items except for the impact of the U.S. Tax Cuts and Jobs Act of 2017:

• Cloud services and license support revenues: Business combination accounting rules require us to account for the fair values of cloud services and license support contracts assumed in connection with our acquisitions. The non-GAAP adjustments to our cloud services and license support revenues are intended to include, and thus reflect, the full amount of such revenues. We believe the adjustments to these revenues are useful to investors as a measure of the ongoing performance of our business as we generally expect to experience high renewal rates for these contracts at their stated values during the post combination periods.

• Stock-based compensation expenses: We have excluded the effect of stock-based compensation expenses from our non-GAAP operating expenses and net income measures. Although stock-based compensation is a key incentive offered to our employees, and we believe such compensation contributed to the revenues earned during the periods presented and also believe it will contribute to the generation of future period revenues, we continue to evaluate our business performance excluding stock-based compensation expenses. Stock-based compensation expenses will recur in future periods.

• Amortization of intangible assets: We have excluded the effect of amortization of intangible assets from our non-GAAP operating expenses and net income measures. Amortization of intangible assets is inconsistent in amount and frequency and is significantly affected by the timing and size of our acquisitions. Investors should note that the use of intangible assets contributed to our revenues earned during the periods presented and will contribute to our future period revenues as well. Amortization of intangible assets will recur in future periods.

• Acquisition related and other expenses; and restructuring expenses: We have excluded the effect of acquisition related and other expenses and the effect of restructuring expenses from our non-GAAP operating expenses and net income measures. We incurred expenses in connection with our acquisitions and also incurred certain other operating expenses or income, which we generally would not have otherwise incurred in the periods presented as a part of our continuing operations. Acquisition related and other expenses primarily consist of personnel related costs for transitional and certain other employees, integration related professional services, certain business combination adjustments including adjustments after the measurement period has ended and certain other operating items, net. Restructuring expenses consist of employee severance and other exit costs. We believe it is useful for investors to understand the effects of these items on our total operating expenses. Although acquisition related and other expenses and restructuring expenses generally diminish over time with respect to past acquisitions and/or strategic initiatives, we generally will incur these expenses in connection with any future acquisitions and/or strategic initiatives.

• Impact of the U.S. Tax Cuts and Jobs Act of 2017:  The U.S. Tax Cuts and Jobs Act of 2017 (the Tax Act) was signed into law on December 22, 2017. For the three and nine months ended February 28, 2019, we recorded benefits of $236 million and $389 million, respectively, related to adjustments in our estimates of the one-time effects of the Tax Act, including the one-time transition tax on certain foreign subsidiary earnings and the remeasurement of net deferred income tax balances affected by the Tax Act. We have excluded the impacts of these benefits from our non-GAAP income taxes and net income measures for the third quarter and first nine months of fiscal 2019. We believe making these adjustments provides insight to our operating performance and comparability.